EXHIBIT 99.1

EastBridge Investment Group Signs Agreements with
Three New Clients

PHOENIX, AZ--June 7, 2011--EastBridge Investment Group (EBIG) (OTCBB:EBIG) (OTCQB:EBIG) today announced it has entered into listing agreements with three new clients in Jiangsu province, China. the companies are  Jiangsu Shengan Metal Products Co., Ltd, Jiangsu JinLi Copper Co., Ltd and Jiangsu Huiyu Hardware manufacturing Co., Ltd.

Mr. Norm Klein, CFO/COO of EastBridge, commented, "We are very pleased we are filling our pipeline of potential clients for 2012. These new clients are very established copper rods and tubes, brass valves, brass faucets and hardware accessories manufacturers in China. They have produced products for the world markets for many years. The combined net income is approximately $5,000,000 USD for 2010 and they are growing at a steady pace."

Mr. Keith Wong, CEO of EastBridge, added, "We are working diligently to complete the delayed IPO work for Tsingda and Wonder.    We will keep our shareholders posted as we know the definite dates for these two IPO’s. While we are waiting for the completion of two IPO’s, we have not slowed down.   Of more than 400 Chinese companies listed in the US, both Tsingda and Wonder will add quality companies to the mix.  We have successfully moved forward to secure more business for our company for this year and for the year 2012. We now are very pleased with our backlog of IPO clients and are in the midst of serious negotiations for more new clients for 2012."

EastBridge Investment Group focuses on high-growth companies in Asia, offering IPOs, Joint Ventures and Merchant Banking services. The Company targets industries in the education, internet, energy, mining and service sectors. To learn more about EastBridge Investment Group go to our web site: www.EbigCorp.com. To receive EBIG's email alert, send a blank email to info@EbigCorp.com. Join us on Facebook at the following link: http://www.facebook.com/ebigcorp.

Safe Harbor Statement

This release contains forward-looking statements about EastBridge's future expectations, including:  whether and when EastBridge's clients will be successful in completing their initial public offerings and obtaining listings for their stock; the outcome of the current government inquiries into the auditing practices related to the initial public offerings of Chinese companies; whether EastBridge will obtain new clients in 2011 and 2012, any statements of assumptions underlying any of the foregoing, and all other statements in this release, other than historical facts.  Although EastBridge believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be attained and it is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as delays in the review process by the Securities and Exchange Commission; refusal by the SEC to declare a client's registration statement effective; changes in government laws, policies and regulations negatively impacting EastBridge or its clients, whether in the U.S. or in China; changes in listing requirements or procedures by the OTCBB or U.S. stock exchanges; declines in the global, U.S. and Chinese economies; and other risk factors relating to EastBridge's business as detailed from time to time in EastBridge's reports filed with the U.S. Securities and Exchange Commission.  EastBridge undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  The reader is directed to EastBridge's filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K, for a further discussion of risks and uncertainties.

Contact:
     Norm Klein
     EastBridge Investment Group Corp.
     480-966-2020
     480-966-0808 (fax)
     nklein@ebigcorp.com

     Investor Relations:
     Jack Eversull
     The Eversull Group, Inc.
     972-571-1624
     214-469-2361 (fax)
     jack@theeversullgroup.com